Exhibit 99.1

At EMAK Worldwide, Inc.:

Media and investor inquiries:
Mike Sanders
Vice President, Finance

(323) 932-4324

For Immediate Release

EMAK Worldwide Reports Results

for Fiscal Year and Fourth Quarter of 2006

LOS ANGELES, March 1, 2007 – EMAK Worldwide, Inc. (Nasdaq: EMAK), a leading marketing services firm, today announced its financial results for the fourth quarter and full year ended December 31, 2006.

	Q4-06	Q4-05	FY-06	FY-05
Revenues, in millions	$55.5	$58.2	$181.4	$223.4
Net income (loss), in millions	$0.25	($38.6)	($2.3)	($39.9)
Net income (loss) per diluted share	$0.03	($6.74)	($0.45)	($7.15)

Results in the fourth quarter of 2006 reflect a restructuring gain of approximately $0.1 million, or $0.01 per diluted share. Results in the fourth quarter of 2005 reflect special charges and costs of approximately $29.1 million, or $5.02 per diluted share. These include non-cash goodwill impairment charges of $27.5 million and restructuring charges of $1.6 million.  Excluding these items and excluding the impact of establishing a deferred tax asset valuation allowance, the fourth quarter 2005 net loss was $395,000, or $0.13 per diluted share.

“Our results underscore the importance of the steps we’ve taken to integrate, renovate and equip our agencies to operate more efficiently and to capture growth opportunities in our markets,” said Jim Holbrook, EMAK’s Chief Executive Officer. Our efforts to streamline the organization's cost structure continued to bear fruit as operating

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EMAK Worldwide, Inc.

expenses in the fourth quarter, before gains and charges, were approximately $4.7 million lower than last year.  We have effectively aligned costs with current revenue levels while maintaining resources that can be leveraged for significant growth,” said Holbrook. “Revenues for the fourth quarter were down modestly from last year’s quarter due to declining sales levels in our Consumer Products segment, while we saw positive sales trends in our Agency Services and Promotional Products segments. Revenues for the year were down 18.8% year-over-year primarily as the result of lower unit volumes purchased by our largest client, planned reductions in Consumer Products revenues and the closure of our Johnson Grossfield agency.

“Going forward, we’re continuing to streamline our organization and processes in order to optimize the results of our turnaround efforts and drive future growth and profitability,” said Holbrook.

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EMAK Worldwide, Inc.

Fourth Quarter 2006 Financial Highlights

The following table presents financial highlights for the Company’s operations for the fourth quarter of 2006. Full financial results, including reconciliations of GAAP to non-GAAP measures, follow at the end of the release.

Results from operations
(In thousands of dollars)	Three Months Ended December 31,
	2006	% of revenues		2005	% of revenues		% change
Revenues
Agency services	6,608	11.9%		5,343	9.2%		23.7%
Promotional products	46,581	83.9%		45,775	78.6%		1.8%
Consumer products	2,350	4.2%		7,125	12.2%		-67.0%
	55,539	100.0%		58,243	100.0%		-4.6%

Gross profit
Agency services gross profit	1,809	27.4%	*	2,306	43.2%	*	-21.6%
Promotional products gross profit	9,115	19.6%	*	11,106	24.3%	*	-17.9%
Consumer products gross profit (loss)	(87)	-3.7%	*	1,614	22.7%	*	-105.4%
	10,837	19.5%		15,026	25.8%		-27.9%

Operating expenses	10,829	19.5%		44,789	76.9%		-75.8%
Operating income (loss)	8	0.0%		(29,763)	-51.1%		-100.0%
Net income (loss)	248	0.4%		(38,639)	-66.3%		-100.6%

Non-GAAP financial highlights
Adjusted gross profit before gain	10,837	19.5%		14,913	25.6%		-27.3%
Adjusted consumer products gross profit (loss) before gain	(87)	-3.7%	*	1,501	21.1%	*	-105.8%
Adjusted operating expenses before charges and gain	10,926	19.7%		15,616	26.8%		-30.0%
EBITDA	357	0.6%		(29,269)	-50.3%		-101.2%
EBITDA before charges and gains	260	0.5%		(209)	-0.4%		-224.4%
Adjusted operating loss before charges and gains	(89)	-0.2%		(703)	-1.2%		-87.3%
Adjusted net income (loss) before charges and gains	151	0.3%		(395)	-0.7%		-138.2%
*Percentage of segment revenues

Note: Adjustments to Net Income (Loss)

The Company’s fourth quarter 2006 results include a pre-tax restructuring gain of $97,000, or $0.01 per diluted share, related to a partial reversal of previously recorded accruals of estimated severance costs for staff reductions in the Company’s European and U.S. offices. Excluding this gain, the Company’s fourth quarter 2006 net income was $151,000, or $0.02 per diluted share. The Company’s fourth quarter 2005 results included: (i) a pre-tax, non-cash goodwill impairment charge of $16.7 million, or $2.88 per diluted share, related to Logistix Limited and a non-cash goodwill impairment charge of $10.8 million, or $1.87 per diluted share, related to SCI Promotion, which includes the business of USI (acquired in 1998), (ii) a pre-tax restructuring charge of $1.6 million, or $0.28 per diluted share, related to the closure of the Johnson Grossfield office in Minneapolis, staff reductions at Logistix in the U.K., the reorganization of the SCI Promotion agency, the elimination of centralized management positions and the wind down of Pop Rocket, and (iii) a pre-tax gain of $113,000, or $0.02 per diluted share, for the reversal of a portion of a charge taken in the fourth quarter of 2004 for minimum royalty guarantee

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EMAK Worldwide, Inc.

shortfalls on several consumer products licenses. In the year-ago period, the Company’s net loss excluding gains and charges was 395,000, or $0.13 per diluted share.

Additional Fourth Quarter 2006 Financial Highlights

•

The quarter-over-quarter decline in revenues was primarily attributable to a decrease in the number of licensed Consumer Products lines in the current year period, partially offset by modest increases in revenues in both our Agency Services and Promotional Products segments.

•

Agency Services gross profit declined from the prior year period despite an increase in revenues due to a larger proportion of direct outside costs. Agency Services gross profit includes direct outside costs that fluctuate, making direct period-over-period comparisons of the gross profit percentages difficult.  Typically billings for direct outside costs, which are included in revenues, have very low gross margins.  In periods in which segment revenues contain significant direct outside costs, the overall gross profit percentage will be lower.  Management views the overall gross profit dollars, rather than the percentage, to be a more meaningful measure of performance. Gross profit dollars decreased as a result of the timing of projects.

•

Promotional Products gross profit declined primarily due to a large low-margin promotional program for a European client. Consumer Products gross loss was attributable to a one-time non-cash charge related to the write-off of barter credits obtained in 2004 and 2005. Excluding this write-off, the Consumer Products gross profit percentage increased to 26.8% from 22.7% in the prior year.

•	Operating expenses, excluding impairment and restructuring charges, decreased as a percentage of revenues to 19.7% versus 26.8% in the prior year despite the lower level of revenues.

Taxes

The Company recorded a net benefit for income taxes of $0.4 million as the result of more favorable than expected state apportionment factors.

Financial Condition

•	The balance of cash, cash equivalents and restricted cash at December 31, 2006 was $10.0 million, an increase of $3.7 million versus the end of last year.

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EMAK Worldwide, Inc.

•	The Company generated $5.6 million in cash from operations during 2006, versus $12.1 million in cash generated in 2005.
•	Working capital was $10.0 million and the current ratio was 1.3, versus working capital of $12.5 million and a current ratio of 1.3 at the end of 2005.
•	The Company had no debt at the end of 2006 or at the end of 2005.

Full Year 2006 Financial Highlights

The following table presents financial highlights for the Company’s operations for the full year 2006. Full financial results, including reconciliations of GAAP to non-GAAP measures, follow at the end of the release.

Results from operations
(In thousands of dollars)	Twelve Months Ended December 31,
	2006	% of revenues		2005	% of revenues		% change
Revenues
Agency services	30,133	16.6%		20,766	9.3%		45.1%
Promotional products	141,082	77.8%		176,416	79.0%		-20.0%
Consumer products	10,182	5.6%		26,215	11.7%		-61.2%
	181,397	100.0%		223,397	100.0%		-18.8%

Gross profit
Agency services gross profit	9,156	30.4%	*	7,548	36.3%	*	21.3%
Promotional products gross profit	33,076	23.4%	*	45,088	25.6%	*	-26.6%
Consumer products gross profit	1,795	17.6%	*	8,672	33.1%	*	-79.3%
	44,027	24.3%		61,308	27.4%		-28.2%

Operating expenses	46,245	25.5%		93,064	41.7%		-50.3%
Operating loss	(2,218)	-1.2%		(31,756)	-14.2%		-93.0%
Net loss	(2,265)	-1.2%		(39,872)	-17.8%		-94.3%

Non-GAAP financial highlights
Adjusted gross profit before gain	43,939	24.2%		58,471	26.2%		-24.9%
Adjusted consumer products gross profit before gain	1,707	16.8%	*	5,835	22.3%	*	-70.7%
Adjusted operating expenses before charges and gain	45,032	24.8%		59,142	26.5%		-23.9%
EBITDA	(616)	-0.3%		(29,205)	-13.1%		-97.9%
EBITDA before charges and gains	509	0.3%		1,880	0.8%		-72.9%
Adjusted operating loss before charges and gains	(1,447)	-0.8%		(671)	-0.3%		115.6%
Adjusted net loss before charges and gains	(1,140)	-0.6%		(615)	-0.3%		85.4%
*Percentage of segment revenues

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Note: Adjustments to Net Income

The Company’s full year 2006 results include: (i) a pre-tax, restructuring charge of $1.2 million, or $0.21 per diluted share, related to severance expenses and other termination costs related to the reorganization of the SCI Promotion agency, the elimination of three centralized senior management positions, the elimination of two senior management positions as a result of the consolidation of SCI Promotion, Pop Rocket and Megaprint Group into the new Logistix agency and staff reductions in our Hong Kong office and (ii) a pre-tax gain of $88,000, or $0.02 per diluted share, for the reversal of a portion of a charge taken in the fourth quarter of 2004 for minimum royalty guarantee shortfalls on several consumer products licenses. Excluding this charge and gain, the Company’s full year 2006 net loss was $1.1 million, or $0.26 per diluted share. The Company’s full year 2005 results included: (i) a pre-tax, non-cash goodwill impairment charge of $16.7 million, or $2.89 per diluted share, related to Logistix Limited, a non-cash goodwill impairment charge of $10.8 million, or $1.87 per diluted share, related to SCI Promotion, which includes the business of USI (acquired in 1998) and a non-cash goodwill impairment charge of $3.4 million, or $0.59 per diluted share, related to its Johnson Grossfield agency, a (ii) a pre-tax gain of $2.8 million, or $0.49 per diluted share, for the reversal of a portion of a charge taken in the fourth quarter of 2004 for minimum royalty guarantee shortfalls on several consumer products licenses, and (iii) a pre-tax restructuring charge of $3.0 million, or $0.51 per diluted share, is primarily related to severance expense and other termination costs resulting from our decision to wind down substantially all of our Consumer Products business, Pop Rocket, from staff reductions at Logistix (U.K.), the closure of the Johnson Grossfield office in Minneapolis, the reorganization of the SCI Promotion agency and the elimination of executive management positions. In the year-ago period, the Company’s net loss excluding gains and charges was $615,000, or $0.37 per diluted share.

Outlook

Holbrook commented on the outlook for 2007:

“2006 was a rebuilding year for EMAK, during which we implemented strategies to reduce costs, streamline our organizational structure and get our agencies growing again. We saw fewer special charges in 2006 than in prior years, realized the benefits of our cost reduction actions and ended the year in significantly improved financial condition. Our agencies are well positioned and staffed with committed and talented people who share a common understanding of our priorities. Our primary market segments—promotional products and agency services—are in demand, with spending on marketing services expected to outpace traditional advertising for the foreseeable future. The turnaround of EMAK, which has been sometimes painful but necessary, is mostly behind us. Our primary focus is now on growth; and I expect us to post improved revenue numbers over the next several quarters,” said Holbrook.

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EMAK Worldwide, Inc.

Fourth Quarter Conference Call and Webcast

The Company will host a conference call with investors and financial analysts today at 5:00 p.m.ET/2:00 p.m. PT to discuss its fourth quarter financial results and operational highlights. The call can be accessed live via the Internet at www.emak.com. To listen to the live call, visit the Investor Info section (Events page) of the Web site at least 15 minutes prior to download any necessary software. For those who cannot listen to the live broadcast, an online replay will be available for 30 days at www.emak.com, or a phone replay will be available through March 8, 2007, by dialing 800-642-1687 or 706-645-9291 (international) and entering the passcode 9487755.

About EMAK Worldwide, Inc.

EMAK Worldwide, Inc. is a leading global marketing services company based in Los Angeles, with offices in Chicago, Frankfurt, London, Paris, The Netherlands, Hong Kong and Shanghai. The Company focuses on the design and execution of strategy-based marketing programs, with particular expertise in the areas of: strategic planning and research, entertainment marketing, design and manufacturing of custom promotional products, promotion, event marketing, collaborative marketing, and environmental branding. The Company’s clients include Burger King Corporation, Frito-Lay, Kellogg, Kohl’s, Kraft, Macy’s, Miller Brewing Company and Procter & Gamble, among others. More information about EMAK Worldwide is available on the Company’s web site at www.emak.com.

NOTE: All trademarks and registered trademarks are property of their respective owners.

Certain expectations and projections regarding the future performance of EMAK Worldwide, Inc. discussed in this news release are forward-looking and are made under the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These expectations and projections are based on currently available competitive, financial and economic data along with the Company’s operating plans and are subject to future events and uncertainties. Management cautions the reader that the following factors, among others, could cause the Company’s actual consolidated results of operations and financial position in 2007 and thereafter to differ significantly from those expressed in forward-looking statements: the Company’s dependence on a single customer; the significant quarter-to-quarter variability in the Company’s revenues and net income; the Company’s dependence on the popularity of licensed entertainment properties and the ability to license, develop and market new products; the Company’s dependence on foreign manufacturers; the Company’s need for additional working capital; the negative results of litigation, governmental proceedings or environmental matters; and the potential negative impact of past or future acquisitions. The Company undertakes no obligation to publicly release the results of any revisions to forward-looking statements, which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. The risks highlighted herein should not be assumed to be the only items that could affect the future performance of the Company.

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EMAK Worldwide, Inc.

EMAK Worldwide, Inc.
Condensed Consolidated Statements of Income
(In thousands, except share and per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	(Unaudited)		(Unaudited)
	2006	2005	2006	2005

Revenues	$55,539	$58,243	$181,397	$223,397
Cost of sales	44,702	43,330	137,458	164,926
Minimum royalty guarantee shortfall gain	-	(113)	(88)	(2,837)
Gross profit	10,837	15,026	44,027	61,308
Operating expenses:
Salaries, wages and benefits	6,252	8,956	26,283	35,090
Selling, general and administrative	4,674	6,660	18,749	24,052
Restructuring charge (gain)	(97)	1,634	1,213	2,952
Impairment of assets	-	27,539	-	30,970

Total operating expenses	10,829	44,789	46,245	93,064
Income (loss) from operations	8	(29,763)	(2,218)	(31,756)
Interest expense, net	(93)	(107)	(271)	(349)
Other income (expense)	(72)	13	(83)	386
Loss before provision (benefit) for income taxes	(157)	(29,857)	(2,572)	(31,719)
Provision (benefit) for income taxes	(405)	8,782	(307)	8,153
Net income (loss)	248	(38,639)	(2,265)	(39,872)
Preferred stock dividends	-	375	375	1,500
Net income (loss) available to common stockholders	$248	$(39,014)	$(2,640)	$(41,372)

Basic income (loss) per share
Income (loss) per share	$0.04	$(6.74)	$(0.45)	$(7.15)
Weighted average shares outstanding	5,849,186	5,792,517	5,834,990	5,782,925

Diluted income (loss) per share
Income (loss) per share	$0.03	$(6.74)	$(0.45)	$(7.15)
Weighted average shares outstanding	8,930,472	5,792,517	5,834,990	5,782,925

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EMAK Worldwide, Inc.

EMAK Worldwide, Inc.
Condensed Consolidated Balance Sheets
(In thousands)

ASSETS	December 31,	December 31,
	2006	2005
	(Unaudited)	(Unaudited)
Cash and cash equivalents	$8,677	$6,315
Restricted cash	1,319	-
Accounts receivable, net	24,327	29,375
Inventories	6,386	11,246
Prepaid expenses and other current assets	3,732	5,096
CURRENT ASSETS	44,441	52,032
Fixed assets, net	3,583	3,571
Intangible assets, net	13,787	13,567
Other assets	559	626
TOTAL ASSETS	$62,370	$69,796

LIABILITIES, MANDATORILY REDEEMABLE
PREFERRED STOCK AND STOCKHOLDERS' EQUITY
Short-term debt	$-	$-
Accounts payable	20,238	20,118
Accrued liabilities	14,240	19,394
CURRENT LIABILITIES	34,478	39,512
Long-term liabilities	2,294	3,956
TOTAL LIABILITIES	36,772	43,468

Mandatorily redeemable preferred stock	19,041	19,914

Common stock	-	-
Additional paid-in capital	33,840	34,068
Accumulated deficit	(13,225)	(10,960)
Accumulated other comprehensive income	3,611	2,699
Less:
Treasury stock	(17,669)	(17,669)
Unearned compensation	-	(1,724)
TOTAL STOCKHOLDERS' EQUITY	6,557	6,414
TOTAL LIABILITIES, MANDATORILY REDEEMABLE
PREFERRED STOCK AND STOCKHOLDERS' EQUITY	$62,370	$69,796

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EMAK Worldwide, Inc.

EMAK Worldwide, Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
	Twelve Months Ended
	December 31,
	(Unaudited)
	2006	2005
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(2,265)	$(39,872)
Adjustments to reconcile net loss to
net cash provided by operating activities:
Depreciation and amortization	1,685	2,165
Provision for doubtful accounts	13	180
Gain on disposal of fixed assets	(2)	(17)
Amortization of restricted stock	1,080	938
Minimum guarantee royalty shortfall gain	(88)	(2,837)
Impairment of assets	-	30,970
Write-off of barter credits	716	-
Changes in operating assets and liabilities-
Increase (decrease) in cash and cash equivalents:
Accounts receivable	5,803	16,370
Inventories	5,175	7,265
Prepaid expenses and other current assets	734	6,686
Other assets	100	(93)
Accounts payable	(273)	(10,203)
Accrued liabilities	(5,373)	1,494
Long-term liabilities	(1,676)	(953)

Net cash provided by operating activities	5,629	12,093

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of fixed assets	(1,469)	(1,711)
Restricted cash	(1,319)	-
Proceeds from sale of fixed assets	23	992
Refund for the purchase of Upshot	-	75
Payment for purchase of Megaprint Group	(313)	(1,908)
Payment for purchase of Johnson Grossfield	-	(148)

Net cash used in investing activities	(3,078)	(2,700)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payment of preferred stock dividends	(375)	(1,500)
Proceeds from exercise of stock options	-	115
Transaction costs paid in connection with the
modification of preferred stock and warrants	(157)	-
Purchase of options via stock option buyback	(230)	-
Borrowings under line of credit	64,387	70,525
Repayment under line of credit	(64,387)	(76,550)

Net cash used in financing activities	(762)	(7,410)

Net increase in cash and cash equivalents	1,789	1,983

Effects of exchange rates on cash and cash equivalents	573	(74)

CASH AND CASH EQUIVALENTS, beginning of period	6,315	4,406

CASH AND CASH EQUIVALENTS, end of period	$8,677	$6,315

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EMAK Worldwide, Inc.

EMAK Worldwide, Inc.
EBITDA
(In thousands)

EBITDA, before charges and gains, is calculated as follows:

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	(Unaudited)		(Unaudited)
	2006	2005	2006	2005

Net income (loss)	$248	(38,639)	(2,265)	(39,872)

Interest expense, net	93	107	271	349
Provision (benefit) for income taxes	(405)	8,782	(307)	8,153
Depreciation	385	449	1,541	1,821
Amortization	36	32	144	344
EBITDA	357	(29,269)	(616)	(29,205)

Minimum royalty guarantee shortfall gain	-	(113)	(88)	(2,837)
Restructuring charge (gain)	(97)	1,634	1,213	2,952
Impairment of assets	-	27,539	-	30,970

EBITDA, before charges and gains	$260	$(209)	$509	$1,880

EBITDA is reconciled to cash flows provided by operating activities, the most comparable measure under generally accepted accounting principles, as follows:

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	(Unaudited)		(Unaudited)
	2006	2005	2006	2005

EBITDA, before charges and gains	$260	$(209)	$509	$1,880

Restructuring gain (charge)	97	(1,634)	(1,213)	(2,952)
Interest expense, net	(93)	(107)	(271)	(349)
Benefit (provision) for income taxes	405	(8,782)	307	(8,153)
Changes in operating assets and liabilities	9,893	14,487	4,490	20,566
Other, net	1,191	424	1,807	1,101

Net cash provided by operating activities	$11,753	$4,179	$5,629	$12,093

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